Exhibit 24.1


                                POWER OF ATTORNEY


                  WHEREAS, the undersigned officers and directors of Bergen Brunswig Corporation (the "Company") desire to authorize Robert E. Martini, Donald R. Roden, Neil F. Dimick and Milan A. Sawdei to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registration statements described below, including all amendments and supplements thereto,

                  NOW, THEREFORE,

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Martini, Donald R. Roden, Neil F. Dimick and Milan A. Sawdei, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant's Registration Statements on Form S-3 pertaining to registration of up to an aggregate of $700 million of senior and subordinated debt securities, including $300 million of trust preferred securities, including any and all amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.






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


                  IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 26th day of February, 1999.


    SIGNATURE                          TITLE
    ---------                          -----

/s/ Robert E. Martini                  Chairman of the Board and Director
------------------------------
    Robert E. Martini

/s/ Donald R. Roden                    President, Chief Executive Officer
------------------------------         and Director
    Donald R. Roden

/s/ Neil F. Dimick                     Executive Vice President, Chief Financial
------------------------------         Officer and Director
    Neil F. Dimick


------------------------------
    James R. Mellor                    Director


------------------------------
    Francis G. Rodgers                 Director


------------------------------
    George R. Liddle                   Director

/s/ Charles J. Lee
------------------------------
    Charles J. Lee                     Director

/s/ Rodney H. Brady
------------------------------
    Rodney H. Brady                    Director


------------------------------
    Charles C. Edwards, M.D.           Director

/s/ George E. Reinhardt, Jr.
------------------------------
    George E. Reinhardt, Jr.           Director


------------------------------
    Jose E. Blanco, Sr.                Director






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